UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO		64111

Address of Principal Executive Offices)		(Zip Code)

(816) 753-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2005, the Compensation Committee of the Board of Directors of H&R Block, Inc. (the “Company”) completed its annual performance and compensation review regarding the Company’s executive officers. Based on this review and the Compensation Committee’s recommendation, the Company’s Board of Directors approved the following compensation arrangements with the persons (the “Named Executive Officers”) who are expected to be listed in the Summary Compensation Table set forth in the Proxy Statement for the Company’s 2005 Annual Meeting of Shareholders as named executive officers (as defined in Item 402(a)(3) of Regulation S-K).

Annual Incentive (Short-Term) Compensation Earned in Fiscal 2005

Short-term incentive compensation awards for the fiscal year ended April 30, 2005 were approved. The awards were based on the achievement of performance goals established in June 2004. The amounts of the short-term incentive compensation awards for the Named Executive Officers are as follows:

		Award based
		upon objective	Discretionary
Name	Position	performance goals	award
Mark A. Ernst	Chairman of the Board, President and Chief Executive Officer	217,140	181,500
Jeffery W. Yabuki	Executive Vice President and Chief Operating Officer	80,408	64,766
Robert E. Dubrish	President and Chief Executive Officer, Option One Mortgage Corporation	142,241	61,100
Steven Tait	President, RSM McGladrey Business Services, Inc.	302,784	74,700
Nicholas J. Spaeth	Senior Vice President and Chief Legal Officer	63,168	38,400

Long-Term Incentive Compensation Awarded in Fiscal 2006

Long-term incentive compensation awards for fiscal year 2006 were approved under the Company’s 2003 Long-Term Executive Compensation Plan. Such awards will be in the form of stock options and restricted stock in the following amounts for the Named Executive Officers:

	Securities	Shares of
Name	Underlying Options	Restricted Stock
Mark A. Ernst	130,000	15,000
Jeffery W. Yabuki	80,000	8,000
Robert E. Dubrish	70,000	7,000
Steven Tait	50,000	7,000
Nicholas J. Spaeth	25,000	5,000

The options and restricted stock vest in annual equal installments over three years following the date of grant or award. The grant of options and award of shares of restricted stock will be made pursuant to the terms of the 2003 Long-Term Executive Compensation Plan and the terms of the award agreements. A copy of the form of the award agreement is attached hereto as Exhibit 10.1.

Fiscal 2006 Base Salary Increases

Annual base salaries were approved, effective on July 1, 2005. The following table sets for the annual base salaries of the Named Executive Officers for fiscal years 2005 and 2006:

Name	2005	2006
Mark A. Ernst	825,000	860,000
Jeffery W. Yabuki	470,000	550,000
Robert E. Dubrish	470,000	490,000
Steven Tait	415,000	425,000
Nicholas J. Spaeth	400,000	412,000

Performance Criteria for Fiscal 2006 Short-Term Incentive Compensation

Short-term incentive compensation objective performance criteria were approved for fiscal year 2006. The Company’s short-term incentive compensation consists of an objective incentive compensation component based upon annual financial targets tied to business unit or overall corporate results (the “Financial STI Component”) and a discretionary incentive compensation component based on the achieving pre-established individual or strategic objectives (the “Discretionary STI Component”). The Financial STI Component will constitute 80% of targeted short-term incentive compensation for fiscal year 2006, with the Discretionary STI Component constituting the remaining 20% of targeted short-term incentive compensation.

Fiscal year 2006 performance criteria under the Financial STI Component will vary among business segments, but generally will consist of the following: (i) the degree to which the Company attains targeted year-over-year growth in diluted earnings per share; (ii) year-over-year growth in retail tax services clients; (iii) year-over-year reduction in mortgage origination costs as a percentage of mortgage origination volume; (iv) year-over-year increase in mortgage origination volume; (v) year-over-year increase in business segment pre-tax earnings; and (vi) business segment year-over-year growth. Under the Financial STI Component, participants can earn more or less than the target award (from 0% to 200% of the target award) depending upon how actual results compare to the pre-established performance targets.

Payments under the Discretionary STI Component for fiscal year 2006 will be based upon achievement of strategic and individual performance objectives that support the Company’s priorities. Actual incentive payouts under the Discretionary Objective STI Component could be from 0% to 200% of the target award.

Other Compensation Information.

Additional information concerning the compensation paid to the Named Executive Officers for fiscal 2005 will be included in the Proxy Statement for the Corporation’s 2005 Annual Meeting of Shareholders, which is expected to be filed with the Securities and Exchange Commission in July 2005.

Item 2.02 Results of Operations and Financial Condition

On June 8, 2005, the Company issued a press release regarding the Company’s results of operations for the fiscal year ended April 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On June 7, 2005, the Company’s management and the Audit Committee of the Board of Directors, in consultation with the Company’s independent auditors, KPMG LLP, concluded to restate previously issued consolidated financial statements, including 2005 quarterly financial statements and financial statements for the fiscal years ended April 30, 2004 and 2003. The Company arrived at this conclusion during the course of its closing process for the fiscal year ended April 30, 2005. The restatement pertains to the following issues:

•	An error pertaining to its accounting for acquisitions (primarily the acquisition of Olde Financial Corporation in fiscal year 2000) that resulted in an understatement of deferred tax liabilities and goodwill of approximately $129 million. This error subsequently resulted in an overstatement of the provision for income taxes for each fiscal year subsequent to the acquisition, including an overstatement of approximately $11 million for each of the fiscal years ended April 30, 2004 and 2003.

•	An error in calculating a gain on sale of previously securitized residuals in fiscal year 2003, resulting in a net overstatement in revenues for that year of approximately $36 million. This error will be corrected by deferring the gain as of the transaction date in fiscal year 2003 and recognizing revenue from the sale as revenue from accretion in subsequent fiscal years, including revenue of approximately $18 million in fiscal year 2004.

•	An error pertaining to its accounting for leases. This error will be corrected by restating lease expense to record the effect of rent holidays and mandatory rent escalation on a straight-line basis over the lease term. The cumulative overstatement of retained earnings arising from this error was approximately $7 million as of April 30, 2004.

•	Calculation errors pertaining to its provision for income taxes arising from a series of control weaknesses related to the Company’s corporate tax accounting function that was disclosed in its Form 10-K for the fiscal year ended April 30, 2004. These errors resulted in a cumulative overstatement of approximately $10 million to $14 million in retained earnings as of April 30, 2004.

•	A calculation error pertaining to an incentive compensation accrual at the Company’s Mortgage Services segment as of April 30, 2004. This error resulted in an understatement of pre-tax expense in fiscal year 2004 of $12.4 million.

•	An error that resulted in the overstatement of capitalized branch office costs at the Company’s Investment Services segment and a corresponding understatement of operating expenses. This error resulted in an understatement of pre-tax expense of approximately $4 million in fiscal year 2004 and $2 million in fiscal 2003.

The Company has determined that the cumulative effect of the errors could be material to the financial statements for the year ended April 30, 2005 if prior period financial statements were not restated. Accordingly, the Company determined that the errors were most appropriately corrected through restatement of previously issued financial statements. The Company has not completed its preparation of restated consolidated financial statements, including its valuation analysis of additional goodwill arising from the restatement, and such restated financial statements have not been audited. Accordingly, the effects of the items noted above on such consolidated financial statements are preliminary and subject to change. The Company will file restated consolidated financial statements as part of its Annual Report on Form 10-K for the fiscal year ended April 30, 2005, or by amending previous SEC filings.

On June 7, 2005, the Company’s Audit Committee discussed the matters disclosed in this Item 4.02(a) with management and KPMG, who audited the Company’s financial statements for the fiscal year ended April 30, 2004. On June 7, 2005, the Company provided information regarding the matters disclosed in this Item 4.02(a) to PricewaterhouseCoopers LLP (“PwC”), who audited the Company’s consolidated financial statements for the fiscal year ended April 30, 2003. The Company has discussed the matters with PwC, which has stated that they have not had the opportunity to fully consider the matters.

Item 8.01 Other Events.

On June 8, 2005, the Company’s Board of Directors approved a two-for-one split of the Company’s common stock. The stock split will be effective August 22, 2005, in the form of a 100 percent stock distribution payable to stockholders of record as of the close of business August 1, 2005. A copy of the press release that announces the stock split is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

Exhibit Number	Description
10.1	Form of Award Agreement – 2003 Long-Term Executive Compensation Plan
99.1	Press Release Issued June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: June 8, 2005	By:	/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1      Form of Award Agreement – 2003 Long-Term Executive Compensation Plan.
Exhibit 99.1      Press Release Issued June 8, 2005.